UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         April 18, 2002 (April 16, 2002)
                Date of Report (Date of Earliest Event Reported)

                        Commission File Number: 000-29727

                               PARTSBASE, INC.
             (Exact Name Of Registrant As Specified In Its Charter)

               Delaware                                         76-0604158
     ------------------------------                         ------------------
    (State or Other Jurisdiction of                          (IRS Employer
    Incorporation or Organization)                         Identification No.)

                                905 Clint Moore Road
                         Boca Raton, Florida 33487-8233
                    (Address of Principal Executive Offices)

                                 (561) 953-0700
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

     On April 10, 2002, the Company reported that it had received a proposal from Robert Hammond, the Company's Chairman of the Board, President, CEO and majority stockholder and a limited partnership controlled by Mr. Hammond to acquire the remaining shares of the Company's common stock, approximately 5,000,000 shares or approximately 36 % of the shares currently outstanding, Mr. Hammond does not own or control at a price of $1.02 per share (the "Proposed Transaction"). On April 16 and 17, 2002,the Company received notice of, or had been served with, two purported class action lawsuits, one of which was filed in the Circuit Court in and for Palm Beach County, Florida and the other of which was filed in the Court of Chancery of the State of Delaware ( Cliff Gordon vs. PartsBase, Inc. et.al, Case No. 024277 and Key Equity Investors vs. PartsBase, Inc., et.al. C.A. 19546). Both lawsuits name as defendants the Company and certain of its current officers and directors. The lawsuits allege the directors have breached their fiduciary duty to the plaintiffs and the purported class and seek to enjoin the Company from entering into the Proposed Transaction,and to recover unspecified damages resulting from the alleged breach of fiduciary duty. The Company intends to vigorously defend these actions. Nevertheless, an unfavorable resolution of these lawsuits could have a material adverse effect on the Company in one or more future periods. The Company maintains a director and officer's liability insurance policy that provides $3 million of coverage, with retention of $150,000.

     A copy of the Company's press release and the complaint are included herein as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference and the foregoing descriptions of such documents are qualified in their entirety by reference to such exhibits. The press release should be read in conjunction with the Note Regarding Forward Looking Statements, which is included in the text of such press release.

     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

 Exhibit         Description
--------       -----------------------------------------------------------------
 99.1 Press Release Issued by the Company on April 18, 2002 Regarding Plaintiff's Class Action Complaint for Injunctive Relief Against Consummation of "Going Private Transaction" Offer.
 99.2 Plaintiff's Class Action Complaint for Injunctive Relief Against Consummation of "Going Private Transaction" Offer.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         PARTSBASE, INC.

                                         /s/ Robert A. Hammond
                                         Robert A. Hammond, Jr., President


Date: April 18, 2002

                                  EXHIBIT INDEX


Exhibit        Description

99.1 Press Release Issued by the Company on April 18, 2002 Regarding Plaintiff's Class Action Complaint for Injunctive Relief Against Consummation of "Going Private Transaction"
               Offer.
99.2 Plaintiff's Class Action Complaint for Injunctive Relief Against Consummation of "Going Private Transaction" Offer.

EXHIBIT 99.1

Company Press Release

PartsBase, Inc. Reports Shareholder Complaint

     On April10, 2002, the Company announced that it had received a proposal from Robert Hammond, the Company's Chairman of the Board, President, CEO and majority stockholder and a limited partnership controlled by Mr. Hammond to acquire the remaining shares of the Company's common stock, approximately 5,000,000 shares or approximately 36 % of the shares currently outstanding, Mr. Hammond does not own or control at a price of $1.02 per share (the "Proposed Transaction"). On April 16 and 17, 2002, the Company received notice of, or had been served with, two purported class action lawsuits, one of which was filed in the Circuit Court in and for Palm Beach County, Florida and the other of which was filed in the Court of Chancery of the State of Delaware ( Cliff Gordon vs. PartsBase, Inc. et.al, Case No. 024277 and Key Equity Investors vs. PartsBase, Inc., et.al. C.A. 19546). Both lawsuits name as defendants the Company and certain of its current officers and directors. The lawsuits allege the directors have breached their fiduciary duty to the plaintiffs and the purported class and seek to enjoin the Company from entering into the Proposed Transaction, and to recover unspecified damages resulting from the alleged breach of fiduciary duty. The Company intends to vigorously defend these actions. Nevertheless, an unfavorable resolution of these lawsuits could have a material adverse effect on the Company in one or more future periods. The Company maintains a director and officer's liability insurance policy that provides $3 million of coverage, with retention of $150,000.

     This press release shall not constitute an offer or a solicitation of an offer to buy or sell any securities of the Company.

About PartsBase, Inc.
     PartsBase,  Inc.  core  business  is  as an  online  provider  of  Internet business-to-business e-commerce services for the aviation industry. The Company's global e-marketplace provides a means for over 10,000 members in more than 125 countries to buy and sell new, used and overhauled aviation parts in an efficient, competitive, and cost-effective manner. Current members of
PartsBase's e-marketplace include Boeing, Honeywell, Federal Express, BE Aerospace, Fokker, Raytheon, Rolls Royce, United Airlines, Frontier Airlines, BF Goodrich Aerospace, Saab, Lufthansa and Northrup Grumman.

     RNpartners, Inc., a newly formed, wholly owned subsidiary, is a provider of critical care registered nurses for temporary assignment to hospitals in Palm Beach and Broward counties of the State of Florida.

     This announcement contains forward-looking statements that involve risks and uncertainties, including those relating to competition from other service providers, the Company's ability to grow its subscriber and hospital base, to offer new functionality to that will be accepted by the aviation marketplace and to attract a sufficient number of registered nurses in a limited talent pool. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the increasingly competitive and constantly changing nature of the business-to-business e-commerce market. More information about potential factors that could affect the Company's business and financial results is included in the Company's Registration Statement on Form S-1 (SEC File No. 333-94337), as amended, and the Company's reports filed pursuant to the Securities Exchange Act of 1934, including, without limitation, under the captions, "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Risk Factors", and "Competition", which are on file with the SEC (http://www.sec.gov).
SOURCE PartsBase, Inc.

Contact: For more information on PartsBase:
                  Mark Weicher, Chief Financial Officer (mweicher@partsbase.com)
                  Phone: 561.953.0702       Fax: 561.953.0786

EXHIBIT 99.2

99.2 PLAINTIFF'S CLASS ACTION COMPLAINT for INJUNCTIVE RELIEF AGAINST CONSUMMATION of "GOING PRIVATE TRANSACTION" OFFER.


                                                 IN THE CIRCUIT COURT OF THE
                                              FIFTEENTH JUDICIAL CIRCUIT, IN AND
                                                FOR PALM BEACH COUNTY, FLORIDA


CLIFF GORDON
and all others similarly situated,
                                                     CASE NO.  CL 02 4277 AI
                           Plaintiff,

         v.
                                                      CLASS REPRESENTATION
ROBERT A. HAMMOND, JR.; PIERRE A.
NARATH; THOMAS VAN HARE;
CHARLES J. MENEFEE; EDWARD                            JURY TRIAL DEMANDED
MCCARTIN; KENNETH A. CORRIEA
and PARTSBASE, INC.,                                  CIVIL SUMMONS

                  Defendants.
________________________________________/

THE STATE OF FLORIDA

To All and Singular the Sheriffs of the State:

     YOU ARE COMMANDED to serve this summons and a copy of the complaint or petition in this action on Defendant:

         PARTSBASE, INC.
         905 Clint Moore Road
         Boca Raton, Florida 33487
         (561) 953-0700

Each Defendant is required to serve written defenses to the complaint or petition on Plaintiff's attorney, whose name and address is:

                              Plaintiffs' Attorney
                                 PAUL J. GELLER
                              HOWARD K. COATES, JR.
                                JONATHAN M. STEIN
                                   JACK REISE
                       CAULEY GELLER BOWMAN & COATES, LLP
                          2255 Glades Road, Suite 421A
                              Boca Raton, FL 33431
                                 (561) 750-3000
                            (561) 750-3364 Facsimile
within 20 days after service of this summons on that Defendant, exclusive of the day of service, and to file the original of the defenses with the Clerk of this Court either before service of Plaintiff's attorney or immediately thereafter. If a Defendant fails to do so, a default will be entered against that Defendant for the relief demanded in the complaint or petition.

         DATED this 11th day of April, 2002.

         /stamped/ Dorothy Wilken
         Clerk Circuit Court                CLERK OF THE CIRCUIT COURT
         P.O. Box 4667
         West Palm Beach, Florida
         (SEAL)                             By:   /s/Connie Mellette
         33402-4667                                    Deputy Clerk

     "In accordance with the Americans With Disabilities Act, persons in need of a special accommodation to participate in this proceeding shall, within a reasonable time prior to any proceeding, contact the Administrative Office of the Court, 300 North Dixie Highway, Room 300, West Palm Beach, Florida 33401, telephone (407) 355-2431, 1-800-8771 (TDD), or 1-800-955-8770 (V), Via Florida
Relay Service."

Dapre ako ki fet avek Americans With Disabilities Act, tout moun ki ginyin yun bezwen espesiyal pou akomodasiyon pou yo patisipe nan pwogram sa-a dwe, nan yun tan rezonab avan ninpot aranjman kapab fet, yo dwe kontakte Administrative Office of the Court, ki nan nimero 300, North Dixie Highway, Cham nimero 300 West Palm Beach, Florida 33401, telefon nan se 407-355-2431 aubyen 1-800-955-8771 (T.D.D.) aubyen 1-800-995-8770 (V) an pasan pa Florida Relay
Service.

En accordance avec la Loi des "Americans With Disabilities". Les personnes en besoin d'une accomodation speciale pour participer a ces procedures doivent, dans un temps raisonable, avant d'entreprendre aucune autre demarche, contacter 1'office administrative de la Court situe au 300, North Dixie Hwy. West Palm Beach Florida 33401 le telephone (407) 355-2431 ou 1-800-955-8771 (TDD) ou
1-800-955-8770 (V) Florida Relay Service.

"De acuerdo con el Acto o Decreto de los Americanos con Impedimentos, Inhabilitados, personas en necesidad del servicio especial para participar en este procedimiento debran, dentro de un tiempo razonable, antes de cualquier procedimiento, ponerse en contacto con la oficina Administrativa de la Corte, 300 North Dixie Highway, oficina 300, West Palm Beach, Florida 33401, Telefono
(407) 355-2431,  1-800-955-8771  (TDD), o 1-800-955-8770  (V), Via Florida Relay
Service".

                           IN THE CIRCUIT COURT OF THE
                        15TH JUDICIAL CIRCUIT, IN AND FOR
                           PALM BEACH COUNTY, FLORIDA


CLIFF GORDON, on behalf of himself
and all others similarly situated,
                                                        CASE NO.  CL 02 4277 AI
                           Plaintiff,

         v.
                                                        CLASS REPRESENTATION
ROBERT A. HAMMOND, JR.; PIERRE A.
NARATH; THOMAS VAN HARE;
CHARLES J. MENEFEE; EDWARD                              JURY TRIAL DEMANDED
MCCARTIN; KENNETH A. CORRIEA
and PARTSBASE, INC.,

                  Defendants.
________________________________________/

                                    COMPLAINT
                                    ---------

     Plaintiff alleges on information and belief, except for those allegations which pertain to plaintiff which are alleged upon personal knowledge, as follows:

                                   THE PARTIES
                                   -----------

     1. Plaintiff is and has been at all relevant times the owner of shares of the common stock of PartsBase, Inc. ("PartsBase" or "Company").

     2. Defendant Robert A. Hammond, Jr.("Hammond") is and was at all relevant times Chairman of the Board of Directors, President and Chief Executive Officer of PartsBase. Hammond currently owns or controls approximately 65% of the outstanding shares of PartsBase or approximately 9,150,000 shares of a total of 13,977,920 shares outstanding.

     3. Defendants Pierre A. Narath, Thomas Van Hare, Charles J. Menefee, Edward McCartin, and Kenneth A. Corriea are and were at all relevant times directors of PartsBase.

     4. The defendants referred to in paragraphs 2 and 3 are collectively referred to herein as the "Individual Defendants."

     5. PartsBase is a corporation organized and existing under the laws of the state of Delaware with its principal executive offices located at 621 N.W. 53rd Street, Boca Raton, Florida. PartsBase provides Internet business-to-business e-commerce services for the aviation industry. The Company's site provides a place in which customers can buy and sell new, used, and overhauled aviation parts and products.

                  FIDUCIARY DUTIES OF THE INDIVIDUAL DEFENDANTS
                  ---------------------------------------------

     6. The Individual Defendants, as officers and/or directors of PartsBase, and Hammond, as controlling shareholder, owe the highest fiduciary duties of good faith, loyalty, fair dealing, due care, and candor to plaintiff and the other members of the Class (as defined below).

     7. Each of the Individual Defendants is required to act in good faith, in the best interests of a corporation's shareholders and with such care, including reasonable inquiry, as would be expected of an ordinarily prudent person. In a situation where the directors of a publicly traded company undertake a transaction that may result in a change in corporate control (particularly when it involves a decision to eliminate the shareholders' equity investment in a company), the applicable state law requires the directors to take all steps reasonably required to maximize the value shareholders will receive rather than use a change of control to benefit themselves. To diligently comply with this duty, the directors of a corporation may not take any action that:

         a. adversely affects the value provided to the corporation's shareholders;

         b. contractually prohibits them from complying with or carrying out their fiduciary duties;

         c. discourages or inhibits alternative offers to purchase control of the corporation or its assets; or

         d. will otherwise adversely affect their duty to search and secure the best value reasonably available under the circumstances for the corporation's shareholders.

     8. As described herein, the Individual Defendants have breached their fiduciary duties by taking actions designed to favor the interests of Hammond and his affiliates at the expense of PartsBase's shareholders. The Individual Defendants have breached their fiduciary obligation to act reasonably.

                             JURISDICTION AND VENUE
                             ----------------------

     9. This Court has jurisdiction over each of the defendants because they conduct business in, reside in and/or are citizens of Florida. Certain of the defendants are citizens of Florida, including defendant PartsBase which has its principal place of business in Palm Beach County, Florida. The amount in controversy of plaintiff's claim exclusive of interest and costs is less than $75,000. Venue is proper in this Court because defendants' wrongful acts arose in and emanated from this county.

                            CLASS ACTION ALLEGATIONS
                            ------------------------

     10. Plaintiff brings this action on his own behalf and as a class action, pursuant to Rule 1.220 of the Florida Rules of Civil Procedure on behalf of himself and holders of PartsBase common stock (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants.

     11. This action is properly maintainable as a class action for the following reasons:

         a) the Class is so numerous that joinder of all members is impracticable. There are approximately 13.9 million shares of PartsBase common stock issued and outstanding, held by hundreds, if not thousands, of beneficial owners.

         b) there are questions of law and fact which are common to the Class including, inter alia, the following:

                i) whether defendants have engaged and are continuing to engage in a plan and scheme to benefit Hammond and his affiliates at the expense of the members of the Class;

               ii) whether plaintiff and the other members of the Class would be irreparably damaged if defendants are not enjoined from committing the wrongs complained of herein; and

              iii) whether defendants have breached their fiduciary and other common law duties owed by them to plaintiff and the other members of the Class.

         c) The claims of plaintiff are typical of the claims of the other members of the Class in that all members of the Class will be damaged alike by defendants' actions.

         d) Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Accordingly, plaintiff is an adequate representative of the Class.

     12. The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for defendants, or adjudications with respect to individual members of the Class which would as a practical matter be dispositive of the interests of the other members not parties to the adjudications or substantially impair or impede their ability to protect their interests.

     13. Defendants have acted, or refused to act, on grounds generally applicable to, and causing injury to, the Class and, therefore, preliminary and final injunctive relief on behalf of the Class as a whole is appropriate.

                     BACKGROUND AND SUBSTANTIVE ALLEGATIONS
                     --------------------------------------

     14. PartsBase, was incorporated in April 1999. It completed its initial public offering of 3.5 million shares in March 2000 at a price of $13 per share.

     15. March 13, 2001, PartsBase announced its financial results for fiscal year 2001. The Company reported that net revenues increased in fiscal year 2001 by 35% from fiscal year 2000. As compared to its net loss for fiscal year 2000, the Company's net loss for fiscal year 2001 decreased by 60%.

     16. Commenting  on  the  results,   Hammond  stated  that  "we  have  made
significant progress in 2001 towards becoming cash flow neutral, including a significant number of personnel adjustments in order to reduce costs." He went on to say that "in October 2001, we diversified into the supplemental nurse staffing business. During our first quarter of operations, we opened three offices in South Florida and provided registered nurses to 15 hospital clients in Broward and Palm Beach county, Florida. As of February 2002, we provide registered nurses to over 20 hospitals in the area. During the first half of 2002, we intend to open an additional three offices in Florida; Hillsborough, Dade and Martin counties. We have been well received by both the nursing and hospitals communities in our service area during our short period of operation. We believe this diversification strategy will allow us to accelerate our sales growth, given the finite size of the aerospace community."

     17. On April 10, 2002, PartsBase announced in a press release that Hammond and a limited partnership controlled by Hammond had proposed to purchase all of PartsBase's outstanding shares not owned by Hammond or entities controlled by him for a price of $1.02 per share (the "Offer").

     18. The $1.02 per share price offered by Hammond is inadequate in light of PartsBase's recent share price and its future financial prospects. PartsBase shares traded as high as $1.03 on February 5, 2002 and, as recently as March 14, 2002, traded at $1.27 per share.

     19. Hammond  has  timed  the  Offer  to  freeze  out  PartsBase's   public
shareholders in order to capture for himself PartsBase's future potential without paying an adequate or fair price to the Company's public shareholders.

     20. Hammond timed the announcement of the Offer to place an artificial lid on the market price of PartsBase's stock so that the market would not reflect PartsBase's improving potential, thereby purporting to justify an unreasonably low price.

     21. Hammond has access to internal financial information about PartsBase, its true value, expected increase in true value and the benefits of 100% ownership of PartsBase to which plaintiff and the Class members are not privy. Hammond is using such inside information to benefit himself in this transaction, to the detriment of the PartsBase's public stockholders.

     22. Hammond has clear and material conflicts of interest and is acting to better its own interests at the expense of PartsBase's public shareholders. He has voting control of the Company and control of its proxy machinery. He has selected and elected all of PartsBase's directors who are beholden to Hammond for their offices and the valuable perquisites which they enjoy therefrom and, thus, they cannot represent or protect the interests of the Company's public shareholders with impartiality and vigor.

     23. Hammond, with the acquiescence of the directors of PartsBase, is engaging in self-dealing and not acting in good faith toward plaintiff and the other members of the Class. By reason of the foregoing, Hammond and the individual defendants have breached and are breaching their fiduciary duties to the members of the Class.

     24. Hammond and his affiliates are intent on paying the lowest possible price to Class members, even though he is duty-bound to pay full and fair consideration to PartsBase's minority shareholders. Thus, he has clear and material conflicts of interest in the Offer.

     25. The Offer is in furtherance of a plan to take PartsBase private, which, if not enjoined, will result in the elimination of the public stockholders of PartsBase in a transaction that is inherently unfair to them and that is the product of Hammond's conflict of interest.

     26. Unless enjoined by this Court, defendants will continue to breach their fiduciary duties owed to plaintiff and the Class and Hammond will consummate the Offer to the irreparable harm of plaintiff and the Class.

     27. Plaintiff and the other members of the Class have no adequate remedy at law.
     WHEREFORE, plaintiff demands judgment as follows:
     A. Declaring this to be a proper class action and naming plaintiff as Class representative;
     B. Granting preliminary and permanent injunctive relief against consummation of the Offer;

     C. In the event the Offer is consummated, rescinding the Offer or awarding rescissory damages to the Class;
     D. Ordering defendants to pay to plaintiff and to other members of the Class all damages suffered and to be suffered by them as the result of the wrongs complained of herein;
     E. Awarding plaintiff the costs and disbursements of this action including allowances for plaintiff's reasonable attorneys' and experts' fees and expenses; and
     F.  Granting such other and further relief as may be just and proper.

     DATED:           April 10, 2002

                       CAULEY GELLER BOWMAN & COATES, LLP

                                 /s/ Paul Geller
                                 Paul J. Geller
                               Fla. Bar No. 984795
                                Jonathan M. Stein
                               Fla. Bar No. 009784
                        2255 Glades Road, Ste. 421-Atrium
                              Boca Raton, FL 33431
                                 (561) 750-3000
                            (561) 750-3364 Facsimile